Exhibit 23(a)
                                                            Accountants' Consent


                             JAMES M. HOLLOWAY, JR.
                              1420 Henderson Street
                           Post Office Box 342 (29202)
                         Columbia, South Carolina 29201


Telephone (803) 799-1890          Sec Practice Section of the American Institute
Facsimile (803) 799-1891                         of Certified Public Accountants
E-Mail:  jimholl@aol.com          SC Association of Certified Public Accountants


EXHIBIT 23(a)


                              ACCOUNTANTS' CONSENT


We consent to the inclusion in this annual report on Form 11-K to be filed on or about June 28, 2002 of our report dated June 17, 2002 on our audit of the financial statements of the Safety-Kleen Corp. 401(k) Savings Plan for the year ended December 31, 2001.


Columbia, South Carolina
June 27, 2002                               /s/ James M. Holloway, Jr., CPA